EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-51538 and No. 333-163818) of Greene County Bancorp, Inc. (the “Company”) of our report dated September 28, 2011, relating to the Company’s consolidated financial statements as of and for the years ended June 30, 2011 and 2010, which report appears in the Annual Report to Shareholders included as Exhibit 13 in this Form 10-K.

/s/ ParenteBeard LLC
Harriburg, Pennsylvania
September 28, 2011